UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 15, 2026, Opus Genetics, Inc. (the “Company”) issued a press release regarding the Company’s October 14, 2026 presentations at the Retina in Rio 2026 conference held in Rio de Janeiro, Brazil.  The presentations covered clinical data from Cohort 1 of the Company’s ongoing Phase 1/2 clinical trial of OPGx-BEST1 (the “OPGx-BEST1 Presentation”) and clinical data from the Company’s ongoing Phase 1/2/3 clinical trial of OPGx-LCA5 (the “OPGx-LCA5 Presentation”).

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the OPGx-BEST1 Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. A copy of the OPGx-LCA5 Presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this report is furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by Opus Genetics, Inc. on October 15, 2026, furnished herewith
99.2	Retina in Rio 2026 – OPGx-BEST1 Presentation, furnished herewith
99.3	Retina in Rio 2026 – OPGx-LCA5 Presentation, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date:	October 15, 2026	By:	/s/ Dr. George Magrath
Dr. George Magrath
Chief Executive Officer